Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lightman Grant, Inc.
West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Registration Statement on Form 10 my report dated May 26, 2010, relating to the financial statements for the fiscal years ended April 30, 2009 and 2008.

/S/ Michael F. Cronin
Michael F. Cronin
Certified Public Accountant

May 26, 2010